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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to Registration Statement (Form S-3, No. 333-108006) and related Prospectus of Novavax, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 28, 2003, with respect to the consolidated financial statements of Novavax, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


McLean, Virginia
November 12, 2003